SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2007

Health Enhancement Products, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

                   Nevada

(State or Other Jurisdiction of Incorporation)

000-30415	87-0699977
(Commission File Number)	(I.R.S. Employer Identification No.)

7740 East Evans Rd., Suite A100, Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

           (480) 385-3800

(Registrant’s Telephone Number, Including Area Code)

                       N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 3.02.

Unregistered Sales of Equity Securities

The Company has issued an aggregate of 2,425,000 shares of its common stock, .001 par value (“common stock”), for aggregate cash consideration of $771,500, as follows:  (i) 190,000 shares were issued at a per share price of $.50,  for aggregate gross proceeds of $95,000, and (ii) an aggregate of 2,235,000 shares were issued upon the exercise of outstanding warrants as follows:  1,510,000 shares were issued at an exercise price of $.40 per share (for aggregate gross proceeds of $604,000) and 725,000 shares were issued at an exercise price of $.10 per share (for aggregate gross proceeds of $72,500).   The Company incurred an estimated $77,150 in finders’ fees in connection with these transactions.

The Company believes that the foregoing transactions were exempt from the registration requirements under the Securities Act of 1933, as amended (“the Act”), based on the following facts: there was no general solicitation, there was a limited number of purchasers, each of whom was  an “accredited investor” (within the meaning of Regulation D under the Securities Act of 1933, as amended) and was sophisticated about business and financial matters, and all shares issued were subject to restriction on transfer, so as to take reasonable steps to assure that the purchaser was not an underwriter within the meaning of Section 2(11) under the Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2007	HEALTH ENHANCEMENT PRODUCTS, INC.

By /s/Thomas D. Ingolia
Thomas D. Ingolia , Chief Executive Officer

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